EXHIBIT 99.1

Contact:	Lily Outerbridge
Investor Relations
441-298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES
APPOINTMENT OF ALLAN C. DECLEIR AS CHIEF FINANCIAL OFFICER;
BOARD OF DIRECTORS APPROVES INCREASE IN SHARE REPURCHASE
PROGRAM AND DECLARES QUARTERLY DIVIDEND ON COMMON SHARES
HAMILTON, BERMUDA, April 29, 2010 - Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today announced that Allan C. Decleir has been named Executive Vice President and Chief Financial Officer, effective June 1, 2010, subject to the approval of the Bermuda Department of Immigration. Mr. Decleir will succeed James A. Krantz, who will be retiring from Platinum on August 10, 2010.
Michael D. Price, President and Chief Executive Officer of Platinum, said: “I am pleased to announce Allan’s promotion to Chief Financial Officer. We are fortunate to have a strong internal CFO successor in Allan, who has served as Chief Financial Officer of our Bermuda reinsurance subsidiary for the last five years.”
Mr. Price added: “I would also like to thank Jim Krantz for his dedicated service to Platinum over the last seven years and wish him well in his retirement.”
Mr. Decleir, 45, joined Platinum in 2003 and has served as Senior Vice President and Chief Financial Officer of Platinum’s wholly owned subsidiary, Platinum Underwriters Bermuda, Ltd., since 2005. He is a Chartered Accountant and previously served as Chief Financial Officer of Stockton Reinsurance Limited, a Bermuda reinsurance company. Mr. Decleir began his career working in public accounting at Ernst & Young in 1988.
Platinum also announced that its Board of Directors has approved an increase in the authorized amount of Platinum’s existing share repurchase program to a total of up to $250 million of its common shares. This represents an increase of approximately $47 million from the approximately $203 million remaining in the program. Repurchases under the program may be made in open market or privately negotiated transactions or otherwise, from time to time, depending on market conditions.
In addition, Platinum announced that its Board of Directors has declared a quarterly dividend of $0.08 per common share. The dividend is payable on June 30, 2010 to shareholders of record on June 1, 2010.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. Platinum’s operating subsidiaries have financial strength ratings of A (Excellent) from A.M. Best and A (Strong) from Standard & Poor’s. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. and Standard & Poor’s ratings, our ability to raise capital on acceptable terms if necessary, the cyclicality of the property and casualty reinsurance business, the highly competitive nature of the property and casualty reinsurance industry, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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